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                                   EXHIBIT 4

  September l9,1997

  Montgomery Securities
  Furman Selz LLC
     As Representatives of the Several Underwriters
  c/o Montgomery Securities
  600 Montgomery Street
  San Francisco, California 94111


  Innovative Valve Technologies, Inc.
  14900 Woodham Drive, Suite A-125
  Houston, Texas 77073

  RE: Innovative Valve Technologies, Inc. (the "Company")

  Ladies & Gentlemen:

  The undersigned is an owner of record or beneficially of certain shares of common stock of The Safe Seal Company, Inc., a Texas corporation ("SSI"), and/or shares of common stock of the Company (collectively, "Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters for the Offenog (the "Underwriters"). In connection with the Offenng, SSI will become a subsidiary of the Company through a merger of a subsidiary of the Company with and into SSI (the "SSI Merger"). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

  In consideration of the foregoing, the undersigned hereby agrees that, except for the conversion of shares of SSI common stock into shares of common stock of the Company in the SSI Merger, the undersigned will not, without the prior written consent of Montgomery Securities (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of (any such other action being hereinafter referred to as a "Transfer") any shares of Common Stock, options or warrants to acquire shares of Common Stock. Or securities exchangeable or exercisable for or convertible into shares of Common Stock currently



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or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (any such shares or securities being hereinafter referred to as "Restricted Securities"), or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the final prospectus relating to the Offering (the "Prospectus"). Furthermore, the undersigned also agrees that, except for the conversion of shares of SSI common stock into shares of common stock of the Company in the SSI Merger, the undersigned will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly, Transfer any Restricted Securities, or publicly announce the undersigned's intention to do so, for a period commencing on the date hereof and continuing through the close of trading on the date that is one year after the date of the Prospectus.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any Restricted Securities held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives (i) any preemptive rights that might otherwise be applicable to the shares of Common Stock to be issued and sold by the Company in the Offering and (u) any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned and shall be for the benefit of the Company and the Underwriters.


WILLIAM E. HAYNES
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Printed Name of Holder


By: /S/ WILLIAM E. HAYNES
   ----------------------
      Signature


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Printed Name of Person Signing
(and indicate capacity of person
signing if signing as custodian,
trustee, or on behalf of an entity)